Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Humana Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Humana Inc., that to his knowledge:

     (1)  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

___/s/Michael B. McCallister _______
Michael B. McCallister
President and Chief Executive Officer

July 28, 2003

/s/ James H. Bloem
James H. Bloem
Chief Financial Officer

July 28, 2003

A signed original of this written statement required by Section 906 has been provided to Humana Inc. and will be retained by Humana Inc. and furnished to the Securities and Exchange Commission or its staff upon request.